Exhibit 10.2

October 26, 2017

Computer Programs and Systems, Inc.
6600 Wall Street
Mobile, AL 36695
Attention: Matt Chambless, Chief Financial Officer

Re:    Second Amendment dated as of October 13, 2017 (the “Second Amendment”) to Credit Agreement (as amended by the Second Amendment and as further amended, restated or modified from time to time, the “Credit Agreement”) dated as of January 8, 2016 among Computer Programs and Systems, Inc. (the “Borrower” or “you”), the guarantors identified therein, the lenders identified therein (the “Lenders”) and Regions Bank as administrative agent (the “Administrative Agent”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Ladies and Gentlemen:

Pursuant to the engagement letter (including the Term Sheet attached thereto) dated as of August 17, 2017 related to the Second Amendment, it was contemplated that the Applicable Margin for interest on Loans, Letter of Credit Fees and the Commitment Fees from the effective date of the Second Amendment until the date a Compliance Certificate is delivered for the first Fiscal Quarter ending after the Second Amendment would be calculated at Pricing Level 1. However, the definition of Applicable Margin, as modified by the Second Amendment, reflected that Pricing Level 2 would apply from the effective date of the Second Amendment until a Compliance Certificate is delivered for the Fiscal Quarter ending September 30, 2017.

Pursuant to Section 11.04(a) of the Credit Agreement, the Borrower hereby (a) agrees to supplement the Credit Agreement to correct this inconsistency and (b) notwithstanding any other provision in the Credit Agreement, hereby agrees that the Applicable Margin for interest on Loans, Letter of Credit Fees and Commitment Fees from October 13, 2017 (being the effective date of the Second Amendment) through the date two (2) Business Days immediately following the date a Compliance Certificate is delivered pursuant to Section 7.1(c) for the Fiscal Quarter ending September 30, 2017, shall be based upon Pricing Level 1 in the table set forth in the definition of Applicable Margin in the Credit Agreement.

This letter agreement is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this letter agreement.

Please sign and return a copy of this letter agreement to acknowledge and confirm your agreement to the terms set out herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be duly executed as of the date first written above.

Sincerely,

REGIONS BANK, as Administrative Agent

By: /s/ Steven Dixon
Name: Steven Dixon
Title: Director

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

COMPUTER PROGRAMS AND SYSTEMS, INC.

By: /s/ Matt J. Chambless
Name: Matt J. Chambless
Title: Chief Financial Officer

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